UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 12, 2019 (August 6, 2019)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously disclosed by Rite Aid Corporation (the “Company”), the Company entered into a separation agreement with John Standley, the Chief Executive Officer of the Company, pursuant to which Mr. Standley continued to serve as the Chief Executive Officer of the Company until the appointment of his successor.  In accordance with the terms of the separation agreement, Mr. Standley will cease employment as the Chief Executive Officer of the Company effective as of August 12, 2019, in connection with the appointment of his successor, Heyward Donigan.

(c)           The Board of Directors (the “Board”) of the Company appointed Ms. Donigan to serve as the new Chief Executive Officer, effective as of August 12, 2019.

Ms. Donigan, age 58, most recently served as the president and chief executive officer of Sapphire Digital.  Prior to joining Sapphire Digital in 2015, Ms. Donigan was the president and chief executive officer of Valueoptions, Inc. beginning in 2010. Earlier in her career, Ms. Donigan served as executive vice president and chief marketing officer at Premera Blue Cross, and served as senior vice president of all operations at Cigna Healthcare. She also held executive roles at General Electric, Empire BCBS and U.S. Healthcare, and previously served on the Board of Directors at several public companies, including Kindred Healthcare. Ms. Donigan earned a Masters of Public Administration from New York University and a bachelor’s degree in English from the University of Virginia. Ms. Donigan currently serves on the board of directors of SI-Bone, Inc., and previously served on the boards of directors of NxStage Medical, Inc. from 2016 to 2019 and Kindred Healthcare, Inc. from 2014 to 2018. The Board has selected Ms. Donigan to serve as the new chief executive officer and as a member of the Board because of her broad experience with general management, strategic planning, technology, product, operations, compliance and marketing/sales background, and her consistent track record of organic, profitable growth across a broad spectrum of the healthcare industry.

The Company has entered into an employment agreement with Ms. Donigan, dated as of August 8, 2019 (the “Employment Agreement”).  The Employment Agreement has an initial term of two (2) years commencing August 12, 2019, and thereafter will automatically renew for successive one (1) year terms unless either she or the Company gives prior notice of nonrenewal.  Pursuant to the Employment Agreement, Ms. Donigan will be paid an annual base salary of $1,000,000, she will be eligible for a target annual cash bonus opportunity equal to 200% of her base salary (pro-rated for the current 2020 fiscal year), and, beginning in the Company’s 2021 fiscal year, she will be granted annual long-term equity incentive awards with a grant date fair value equal to 450% of her base salary, consistent with the award issuances to other senior executives of the Company.  The Employment Agreement further provides that the Company will grant to Ms. Donigan an inducement award consisting of a restricted stock award with a grant date fair value equal to $2,000,000 (284,900 shares, which will vest in equal annual installments on each of the three (3) successive anniversaries of her commencement date), nonqualified stock options with a grant date fair value equal to $2,000,000 determined using the Black Scholes pricing method (502,913 options with an exercise price of $7.02, which will vest and become exercisable in equal installments on each of the four (4) successive anniversaries of her commencement date), a cash inducement award equal to $3,200,000, and an $85,000 relocation subsidy (provided that Ms. Donigan will be required to (i) repay the entirety of the cash inducement award and relocation subsidy in the event of certain terminations of her employment occurring on or prior to the first anniversary of her commencement date and (ii) $1,200,000 of the cash inducement award in the event of certain terminations of her employment occurring between the first and the second anniversary of her commencement date).  The restricted stock award and nonqualified stock options will be subject to the terms of the form of employment inducement award agreement referenced below.

The Employment Agreement provides that in the event the Company terminates Ms. Donigan’s employment without “cause” or Ms. Donigan terminates her employment for “good reason” (each as defined in the Employment Agreement), and subject to her execution of a release of claims, Ms. Donigan will receive: (i) an amount equal to two (2) times the sum of (x) her base salary plus (y) target annual bonus (which will be payable in equal installments, generally over a period of two (2) years following the date the release of claims becomes irrevocable); (ii) if earned, an annual bonus for the year in which the termination of employment occurs based on actual performance for the year, prorated to reflect the portion of the year elapsed prior to her termination of employment; (iii) a lump sum payment equal to the cost for twenty-four (24) months’ continuation of group health plan coverage as of the date of her termination of employment; and (iv) accelerated vesting of any then outstanding restricted stock awards and stock options that would have vested and become exercisable, as applicable, during the two (2) year period following the date of her termination of employment. The Employment Agreement also subjects Ms. Donigan to certain confidentiality obligations and certain noncompetition, noninterference and nonsolicitation restrictions for a period of twelve (12) months’ post-employment.

The foregoing description of the Employment Agreement and employment inducement award, respectively, is a summary of certain terms only and is qualified in its entirety by the full text of the Employment Agreement filed as Exhibit 10.1 hereto and the form of employment inducement award agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

(d)           On August 6, 2019, the Board increased the size of the Board from eight (8) to nine (9) directors and appointed Ms. Donigan as a member of the Board, effective as of August 12, 2019.  Ms. Donigan’s term will expire at the Company’s 2020 annual meeting of stockholders.

Ms. Donigan was not selected as a director pursuant to any arrangement or understanding with any other person.  Ms. Donigan has not been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K.

Item 7.01.          Regulation FD Disclosure.

On August 12, 2019, the Company issued a press release announcing the matters described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement, dated August 8, 2019, by and between Rite Aid Corporation and Heyward Donigan *
10.2	Employment Inducement Award Agreement, dated August 12, 2019, by and between Rite Aid Corporation and Heyward Donigan
99.1	Press Release, dated August 12, 2019

* Certain schedules and/or exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Rite Aid Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 12, 2019	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel